UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 North 1400, West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

(801) 298-1997

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed by TruGolf Holdings, Inc. (the “Company”) on October 9, 2026 (the “Initial Form 8-K”), David Hackett was appointed to the Board of Directors (“Board”) of the Company, effective October 8, 2025. At the time of the filing of the Initial Form 8-K, the Board had not yet determined Mr. Hackett’s committee assignments. This amendment to the Initial Form 8-K is being filed to report that, on October 22, 2026, the Board assigned Mr. Hackett to the Audit Committee and Compensation Committee. The Company’s Audit Committee is composed of David Hackett, AJ Redmer and Riley Russell. The Company’s Compensation Committee is composed of AJ Redmer, David Hackett and Riley Russell. The Company’s Governance and Nominating Committee is composed of Riley Russell, Jay Heller and AJ Redmer.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRUGOLF HOLDINGS, INC.

Date: October 28, 2026	By:	/s/ Natalie Hirsch
	Name:	Natalie Hirsch
	Its:	Chief Financial Officer